FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made as of March 26, 1998 between PETULA ASSOCIATES, LTD., an Iowa corporation, EQUITY FC, LTD., an Iowa corporation, and DK NORTHWEST HOLDINGS, L.P., a California limited partnership
(collectively, "Landlord"), and SEQUENT COMPUTER SYSTEMS, INC., an Oregon corporation ("Tenant").

                              RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated June 10, 1991 (the "Lease").

B. Capitalized terms not defined in this Amendment have the meanings set forth in the Lease.

C. Landlord and Tenant desire to amend the Lease as set forth herein.

                             AGREEMENT

In consideration of the mutual covenants contained in this Amendment, Landlord and Tenant agree to amend the Lease as follows:

1. Traffic Signal. Landlord and Tenant agree that the cost to install a traffic signal (the "Signal") at the intersection of Koll Parkway, Walker Road and SW 150th Avenue shall be treated as a Special Common Area Assessment pursuant to the Declaration of Covenants, Conditions and Restrictions dated March 12, 1986, as amended by First Amendment thereto dated October 28, 1996 and Section Amendment thereto dated March 13, 1998 (collectively, the "Declaration"), which Declaration encumbers the Property and other property. Once the Signal has been installed and is operational (the "Signal Completion Date"), Landlord shall furnish to Tenant a statement in commercially reasonable detail showing the portion of the cost to install such Signal (the "Signal Cost") that is allocated to the Property as a Special Common Area Assessment pursuant to the Declaration and, upon request from Tenant, shall furnish copies of invoices received and paid by Landlord in connection with the installation of the Signal. Tenant agrees to reimburse Landlord for the portion of the Signal Cost allocated to the Property, provided, however, that, except as provided herein, Tenant shall not be required to pay such cost in a lump sum, but rather such cost, together with a financing charge of ten percent (10%) per annum, shall be amortized over an estimated useful life of ten (10) years and Tenant shall reimburse Landlord for such cost by paying Landlord in equal monthly installments beginning on the first day of the second calendar month following the Signal Completion Date (or on the first day of the next calendar month if the Signal Completion Date is the first day of a calendar month) and on the first day of each month thereafter during the remaining term of this Lease that portion of such cost attributable to the month preceding such payment based on such amortization plan. If the Signal Completion Date is a day other than the first day of a calendar month, then on the first day of the calendar month following the Signal Completion Date, Tenant shall pay to Landlord interest at the rate provided herein from the Signal Completion Date through the last day of the month in which the Signal Completion Date occurs. In the alternative, Tenant shall have the right to prepay all or any portion of the outstanding balance of such cost at any time without any prepayment charge. If Tenant purchases the Property pursuant to the Option to Purchase in this Lease and the Signal has been installed and is operational, upon the closing of such purchase Tenant shall pay to Landlord the outstanding balance of the Signal Cost allocated to the Property. If Tenant does not purchase the Property pursuant to the Option to Purchase in this Lease and this Lease expires or otherwise terminates, the (i) Tenant shall pay to Landlord within ten (10) days of such expiration or termination that portion of the Signal Cost allocated to the Property that is attributable to the period commencing with the first day of the month in which this Lease expires or otherwise terminates, and (ii) Tenant's obligation to reimburse Landlord for the remaining balance of the Signal Cost allocated to the Property shall cease upon such expiration or termination of this Lease, provided, however, that if this Lease terminates due to the default of Tenant, Landlord may recover from Tenant the unpaid portion of the Signal Cost allocated to the Property, if any, in addition to other amounts allowed under
Section 20.2 of this Lease. Nothing herein shall be deemed an agreement by Tenant that the cost of any other traffic signal(s) installed near the Property in the future should be passed through to Tenant under this Lease."

2. STATUS OF LEASE. Except as expressly amended hereby, the Lease remains in full force and effect and is hereby ratified and affirmed.

3. COUNTERPARTS. This Amendment may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

4. FACSIMILE TRANSMISSION. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document.

IN WITNESS WHEREOF, this Eighth Amendment to Lease has been executed as of the date set forth above.

         LANDLORD:           PETULA ASSOCIATES, LTD., an Iowa corporation

                             By:
                             Name:
                             Title:

                             By:
                             Name:
                             Title:


                             EQUITY FC, LTD., an Iowa corporation

                             By:
                             Name:
                             Title:

                             DK NORTHWEST HOLDINGS, L.P.,
                                a California limited partnership

                             By:   PETULA ASSOCIATES, LTD.,
                                an Iowa corporation,
                             Attorney-in-Fact for DK Northwest Holdings, L.P.

                             By:
                             Name:
                             Title:


        TENANT:              SEQUENT COMPUTER SYSTEMS, INC.,
                               an Oregon corporation

                             By:    /s/ ROBERT B. WITT
                             Name:  ROBERT B. WITT
                             Title: VICE PRESIDENT & CIO